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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                          ___________________________

                                    Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934

                                August 30, 1995
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               Date of Report (Date of earliest event reported)


                              SAFETY-KLEEN CORP.
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            (Exact name of registrant as specified in its charter)


                                  WISCONSIN
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                (State or other jurisdiction of incorporation)


        1-8513                                            39-6090019
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(Commission File Number)                       (IRS Employer Identification No.)


               1000 N. RANDALL ROAD, ELGIN, ILLINOIS  60123-7857
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             (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code:  (708) 697-8460
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Item 5.  Other Events

The Company issued the following press release on August 30, 1995:


FOR RELEASE: IMMEDIATELY              CONTACT: ROBERT W. WILLMSCHEN
                                               (708) 468-2002
                                               LAURENCE M. RUDNICK
                                               (708) 468-2408


SAFETY-KLEEN SAYS EARNINGS IN THIRD INTERIM PERIOD WILL BE ADVERSELY AFFECTED BY
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HIGH WASTE PROCESSING AND DISPOSAL COSTS.
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ELGIN, IL, August 30, 1995 -- Safety-Kleen Corp. said today that net earnings for its third interim reporting period ending September 4, 1995 will be adversely affected by high waste processing and disposal costs, including the costs for disposal of waste-derived fuel. The Company expects earnings per share for the third interim period to be in the range of $0.17 to $0.19. The Company earned $0.21 per share in the comparable period of 1994.

"The largest contributing factor to the earnings decline is the unusually high costs for disposal of waste-derived fuels which the Company has incurred as a result of unscheduled fuel burning outages at cement kilns used as the primary outlets for such fuels," said John G. Johnson, Jr., the Company's CEO. "The Company exclusively manages the waste-derived fuels programs at four cement plants in the United States. Three of these plants were unable to burn normal volumes of waste-derived fuel during the third interim period due to unscheduled fuel burning outages." Johnson said, "The largest plant, which accounts for approximately 45 percent of the collective capacity of the four plants, had the greatest impact. That plant in the current period is projected to burn less than half the amount of waste-derived fuel that it burned in the third interim period of 1994."
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The Company announced earlier this year that it had renegotiated and extended its long-term exclusive supply arrangements with two cement plants and had entered into arrangements to take over the waste-derived fuels programs at two additional cement plants. The Company said that while it expects that these arrangements will increase flexibility and make costs more predictable and consistent over the long term, the highly unusual combination of three plants with a high level of unscheduled fuel burning outages substantially increased costs in the third quarter.

The Company said that while unscheduled fuel burning outages at cement plants is unpredictable, it would expect an improvement in operating costs for these plants in the fourth quarter.

In addition to the higher kiln costs, the Company has also been adversely impacted by continued higher operating costs at its processing plants.

Safety-Kleen Corp. is the world's largest recycler of automotive and industrial hazardous and non-hazardous fluids. Safety-Kleen's common stock is traded on the New York Stock Exchange under the trading symbol SK.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SAFETY-KLEEN CORP.

Date: August 31, 1995                  By: /s/ Robert Willmschen
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                                           Robert Willmschen
                                           Senior Vice President Finance,
                                           and Secretary-Chief Financial Officer